ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-227001 Dated June 3, 2021
Royal Bank of Canada Trigger Autocallable Contingent Yield Notes
$[●] Notes Linked to a Basket of 10 Common Equity Securities due on or about June 8, 2023
Investment Description
Trigger Autocallable Contingent Yield Notes (the “Notes”) are unsecured and unsubordinated debt securities issued by Royal Bank of Canada linked to the performance of an equally weighted basket (the “Basket”) consisting of the ten common equity securities listed below (the “Basket Components”). We will pay a quarterly Contingent Coupon payment if the Observation Level (as defined below) of the Basket on the applicable Coupon Observation Date is greater than or equal to the Coupon Barrier. Otherwise, no coupon will be paid for that quarter. We will automatically call the Notes early if the Observation Level of the Basket on any quarterly Call Observation Date (beginning 6 months after the Trade Date) is greater than or equal to the Initial Basket Level. If the Notes are called, we will pay you the principal amount of your Notes plus the Contingent Coupon for that quarter, and no further amounts will be owed to you under the Notes. If the Notes are not called prior to maturity and the Final Basket Level is greater than or equal to the Downside Threshold (which is the same level as the Coupon Barrier), we will pay you a cash payment at maturity equal to the principal amount of your Notes plus the Contingent Coupon for the final quarter. However, if the Final Basket Level is less than the Downside Threshold, we will pay you less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative performance of the Basket over the term of the Notes, and you may lose up to 100% of your initial investment.
The Basket Components are: Popular, Inc. (BPOP), Citigroup Inc. (C), Devon Energy Corporation (DVN), DexCom, Inc. (DXCM), FedEx Corp. (FDX), General Electric Company (GE), Generac Holdings, Inc. (GNRC), L Brands, Inc. (LB), United Airlines Holdings, Inc. (UAL), and Uber Technologies, Inc. (UBER).
Investing in the Notes involves significant risks. You may lose some or all of your principal amount. The contingent repayment of principal only applies if you hold the Notes until maturity. Generally, the higher the Contingent Coupon Rate on the Notes, the greater the risk of loss on the Notes. Any payment on the Notes, including any repayment of principal, is subject to our creditworthiness. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment. The Notes will not be listed on any securities exchange. The Notes are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.
Features	Key Dates[1]
❑
Contingent Coupon — We will pay a quarterly Contingent Coupon payment if the Observation Level of the Basket on the applicable Coupon Observation Date is greater than or equal to the Coupon Barrier. Otherwise, no coupon will be paid for the quarter.

❑
Automatically Callable — We will automatically call the Notes and pay you the principal amount of your Notes plus the Contingent Coupon otherwise due for the applicable quarter if the Observation Level of the Basket on any quarterly Call Observation Date (beginning 6 months after the Trade Date) is greater than or equal to the Initial Basket Level. If the Notes are not called, investors will have the potential for downside equity market risk at maturity.

❑
Contingent Repayment of Principal at Maturity — If by maturity the Notes have not been called and the Final Basket Level is not below the Downside Threshold on the Final Valuation Date, we will repay your principal amount per Note at maturity. However, if the Final Basket Level is below the Downside Threshold on the Final Valuation Date, we will pay less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the value of the Basket from the Trade Date to the Final Valuation Date. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to our creditworthiness.

Trade Date	June 4, 2021
Settlement Date	June 9, 2021
Coupon Observation Dates[2]	Quarterly (see page 6)
Call Observation Dates[2]	Quarterly (beginning in 6 months) (see page 6)
Final Valuation Date[2]	June 5, 2023
Maturity Date[2]	June 8, 2023
[1]
Expected.  If we make any change to the expected Trade Date and settlement date, the Coupon Observation Dates, the Call Observation Dates, the Final Valuation Date and/or the maturity date will be changed so that the stated term of the Notes remains approximately the same.

[2]	Subject to postponement if a market disruption event occurs, as described under “General Terms of the Notes—Payment at Maturity” in the accompanying product prospectus supplement no. UBS-TACYN-1.
NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. WE ARE NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES AT MATURITY, AND THE NOTES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING ONE OF OUR DEBT OBLIGATIONS. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 7, THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE PS-5 OF THE PRODUCT PROSPECTUS SUPPLEMENT NO. UBS-TACYN-1 AND UNDER ‘‘RISK FACTORS’’ BEGINNING ON PAGE S-1 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offering
We are offering Trigger Autocallable Contingent Yield Notes linked to an equally weighted basket consisting of ten common equity securities. The Notes will be issued in minimum denominations of $10.00, and integral multiples of $10.00 in excess thereof, with a minimum investment of $1,000.
Underlying Basket	Contingent Coupon Rate	Initial Basket Level	Downside Threshold	Coupon Barrier	CUSIP	ISIN
A basket consisting of 10 common equity securities	At least 9% per annum (to be determined on the Trade Date)	100	75.00, which is 75.00% of the Initial Basket Level	75.00, which is 75.00% of the Initial Basket Level	78014U236	US78014U2362
See “Additional Information About Royal Bank of Canada and the Notes” in this free writing prospectus. The Notes will have the terms specified in the prospectus dated September 7, 2018, the prospectus supplement dated September 7, 2018, product prospectus supplement no. UBS-TACYN-1 dated October 3, 2018 and this free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement and product prospectus supplement no. UBS-TACYN-1. Any representation to the contrary is a criminal offense.
	Price to Public		Fees and Commissions(1)		Proceeds to Us
Offering of the Notes	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to an equally weighted basket of 10 common equity securities		$$10.00	$0	$0		$$10.00
(1) All sales of the Notes will be made to certain fee-based advisory accounts for which UBS Financial Services Inc., which we refer to as UBS, is an investment advisor and UBS will act as placement agent. The purchase price will be $10.00 per Note and UBS will forego any commissions related to these sales. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.
We expect that the initial estimated value of the Notes as of the Trade Date will be between $9.35 and $9.85 per $10 in principal amount, and will be less than the price to public. The pricing supplement relating to the Notes will set forth our estimate of the initial value of the Notes as of the Trade Date. The actual value of the Notes at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value under “Key Risks,” “Supplemental Plan of Distribution (Conflicts of Interest)” and “Structuring the Notes” below.
The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information About Royal Bank of Canada and the Notes
Royal Bank of Canada has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product prospectus supplement no. UBS-TACYN-1 and this free writing prospectus if you so request by calling toll-free 1-877-688-2301.
You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this free writing prospectus together with the prospectus dated September 7, 2018, as supplemented by the prospectus supplement dated September 7, 2018, relating to our Series H medium-term notes of which these Notes are a part, and the more detailed information contained in product prospectus supplement no. UBS-TACYN-1 dated October 3, 2018. This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement no. UBS-TACYN-1, as the Notes involve risks not associated with conventional debt securities.
If the terms discussed in this free writing prospectus differ from those discussed in the product prospectus supplement no. UBS-TACYN-1, the prospectus supplement, or the prospectus, the terms discussed herein will control.
You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
♦	Product prospectus supplement no. UBS-TACYN-1 dated October 3, 2018: https://www.sec.gov/Archives/edgar/data/1000275/000114036118040006/form424b5.htm
♦	Prospectus supplement dated September 7, 2018: https://www.sec.gov/Archives/edgar/data/1000275/000121465918005975/f97180424b3.htm
♦	Prospectus dated September 7, 2018: https://www.sec.gov/Archives/edgar/data/1000275/000121465918005973/l96181424b3.htm
As used in this free writing prospectus, “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Notes may be suitable for you if, among other considerations:
♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the Basket Components.
♦	You believe the Observation Level of the Basket will be greater than or equal to the Coupon Barrier on most or all of the Coupon Observation Dates (including the Final Valuation Date).
♦	You are willing to make an investment whose return is limited to the applicable Contingent Coupon payments regardless of any potential appreciation of the Basket, which could be significant.
♦	You do not seek guaranteed current income from this investment and are willing to forgo the dividends paid on the Basket Components.
♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations of the Basket.
♦
You are willing to invest in Notes for which there may be little or no secondary market and you accept that the secondary market will depend in large part on the price, if any, at which RBC Capital Markets, LLC, which we refer to as “RBCCM,” is willing to purchase the Notes.

♦
You would be willing to invest in the Notes if the Contingent Coupon Rate is set to the minimum amount set forth on the cover page of this free writing prospectus. (The actual Contingent Coupon Rate will be determined on the Trade Date.)

♦	You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity.
♦
You are willing to assume our credit risk for all payments under the Notes, and understand that if we default on our obligations, you may not receive any amounts due to you, including any repayment of principal.

The Notes may not be suitable for you if, among other considerations:
♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.
♦	You cannot tolerate a loss on your investment and require an investment designed to provide a full return of principal at maturity.
♦	You are not willing to make an investment that may have the same downside market risk as an investment in the Basket Components.
♦
You believe that the value of the Basket will decline during the term of the Notes and is likely to close below the Coupon Barrier on most or all of the Coupon Observation Dates and below the Downside Threshold on the Final Valuation Date.

♦	You seek an investment that participates in the full appreciation in the value of the Basket or that has unlimited return potential.
♦	You seek guaranteed current income from this investment or prefer to receive the dividends paid on the Basket Components.
♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations of the Basket.
♦
You would be unwilling to invest in the Notes if the Contingent Coupon Rate is set to the minimum amount set forth on the cover page of this free writing prospectus. (The actual Contingent Coupon Rate will be determined on the Trade Date.)

♦
You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, or you seek an investment for which there will be an active secondary market for the Notes.

♦	You are not willing to assume our credit risk for all payments under the Notes, including any repayment of principal.
The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” below for risks related to an investment in the Notes. In addition, you should review carefully the section below, “Information About the Basket,” for more information about the Basket Components.

Indicative Terms of the Notes[1]
Issuer:	Royal Bank of Canada
Principal Amount per Note:	$10.00 per Note (subject to a minimum purchase of 100 Notes ($1,000))
Term:[2]	Approximately 2 years, if not previously called
Basket:	An equally weighted basket consisting of 10 common equity securities:
Basket Equity	Ticker Symbol	Initial Equity Price
Popular, Inc.	BPOP	●
Citigroup Inc.	C	●
Devon Energy Corporation	DVN	●
DexCom, Inc.	DXCM	●
FedEx Corp.	FDX	●
General Electric Company	GE	●
Generac Holdings, Inc.	GNRC	●
L Brands, Inc.	LB	●
United Airlines Holdings, Inc.	UAL	●
Uber Technologies, Inc.	UBER	●
Contingent Coupon:
If the Observation Level of the Basket is greater than or equal to the Coupon Barrier on any Coupon Observation Date, we will pay you the Contingent Coupon applicable to that Coupon Observation Date.
If the Observation Level of the Basket is less than the Coupon Barrier on any Coupon Observation Date, the Contingent Coupon applicable to that Coupon Observation Date will not accrue or be payable, and we will not make any payment to you on the relevant Coupon Payment Date.
The Contingent Coupon will be a fixed amount based upon equal quarterly installments at the Contingent Coupon Rate, which will be the per annum rate set forth below.
Contingent Coupon payments on the Notes are not guaranteed. We will not pay you the Contingent Coupon for any Coupon Observation Date on which the Observation Level of the Basket is less than the Coupon Barrier.

Contingent Coupon Rate:
At least 9% per annum (to be determined on the Trade Date)
Each Contingent Coupon will be paid to the holders of record of the Notes at the close of business on the date that is one business day prior to that Coupon Payment Date.

Automatic Call Feature:
The Notes will be called automatically if the Observation Level of the Basket on any Call Observation Date (beginning 6 months after the Trade Date and set forth on the next page) is greater than or equal to the Initial Basket Level.
If the Notes are called, we will pay you on the corresponding Coupon Payment Date (which will be the “Call Settlement Date”) a cash payment equal to the principal amount plus the applicable Contingent Coupon payment otherwise due on that day (the “Call Settlement Amount”). No further amounts will be owed to you under the Notes.

Payment at	If the Notes are not called and the Final Basket

1 Terms used in this free writing prospectus, but not defined herein, will have the meanings ascribed to them in the product prospectus supplement.
2 If we make any change to the expected Trade Date and settlement date, the Coupon Observation Dates and the maturity date may be changed to ensure that the stated term of the Notes remains approximately the same.
Maturity:
Level is greater than or equal to the Downside Threshold and the Coupon Barrier, we will pay you a cash payment per Note on the maturity date equal to $10.00 plus the Contingent Coupon otherwise due on the maturity date.
If the Notes are not called and the Final Basket Level is less than the Downside Threshold, we will pay you a cash payment on the maturity date that is less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative Underlying Return, equal to:
$10.00 + ($10.00 × Underlying Return)

Underlying Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Coupon Barrier:	75.00, which is equal to 75.00% of the Initial Basket Level.
Downside Threshold:	75.00, which is equal to 75.00% of the Initial Basket Level.
Initial Basket Level:	Set to 100 on the Trade Date.
Final Basket Level:	The Observation Level on the Final Valuation Date.
Observation Level:
The “Observation Level” will be calculated based on the weighted returns of the Basket Components as of the applicable Coupon Observation Date, and will be equal to:
100 x [1 + (the sum of 1/10 of the Reference Return for each Basket Component)]

Reference Return:	For each Basket Component, the Reference Return will be: Observation Price – Initial Price Initial Price
Initial Price:	The closing price of the applicable Basket Component on the Trade Date. The Initial Price of each Basket Component will be set forth in the final pricing supplement relating to the Notes.
Observation Price:	The closing price of the Basket Component on the applicable Coupon Observation Date, subject to adjustment and/or postponement as set forth in the product prospectus supplement.
Closing Price:
On any trading day, the last reported sale price of the applicable Basket Component on the principal national securities exchange in the U.S. on which it is listed for trading, as determined by the calculation agent.

Investment Timeline
Trade Date:	The Initial Basket Level is set to 100. The Contingent Coupon Rate is set.

Quarterly:
If the Observation Level of the Basket is greater than or equal to the Coupon Barrier on any Coupon Observation Date, we will pay you a Contingent Coupon payment on the applicable Coupon Payment Date.
The Notes will be called if the Observation Level of the Basket on any Call Observation Date (beginning 6 months after the Trade Date) is greater than or equal to the Initial Basket Level. If the Notes are called, we will pay you a cash payment per Note equal to $10 plus the Contingent Coupon otherwise due on that date.

Maturity Date:
The Final Basket Level is observed on the Final Valuation Date.
If the Notes have not been called and the Final Basket Level is greater than or equal to the Downside Threshold (and the Coupon Barrier), we will repay the principal amount equal to $10 per Note plus the Contingent Coupon otherwise due on the maturity date.
If the Notes have not been called and the Final Basket Level is less than the Downside Threshold, we will pay less than the principal amount, if anything, resulting in a loss on your initial investment proportionate to the decline in the value of the Basket, for an amount equal to:
$10 + ($10 × Underlying Return) per Note

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO OUR CREDITWORTHINESS. IF WE WERE TO DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Coupon Observation Dates and Coupon Payment Dates*

Coupon Observation Dates	Coupon Payment Dates
September 7, 2021	September 9, 2021
December 6, 2021(1)	December 8, 2021(2)
March 4, 2022(1)	March 8, 2022(2)
June 6, 2022(1)	June 8, 2022(2)
September 6, 2022(1)	September 8, 2022(2)
December 5, 2022(1)	December 7, 2022(2)
March 6, 2023(1)	March 8, 2022(2)
June 5, 2023(3)	June 8, 2023(4)
(1)	These Coupon Observation Dates are also Call Observation Dates.
(2)	These Coupon Payment Dates are also Call Settlement Dates.
(3)	This is also the Final Valuation Date.
(4)	This is also the maturity date.
* Expected. Subject to postponement if a market disruption event occurs as described under “General Terms of the Notes—Payment at Maturity” in the accompanying product prospectus supplement no. UBS-TACYN-1.

Key Risks
An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket Components. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement no. UBS-TACYN-1. In addition, your investment in the Notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the Notes is suitable for you. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Notes.
Risks Relating to the Terms and Structure of the Notes
♦
Your Investment in the Notes May Result in a Loss of Principal at Maturity — The Notes differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Notes at maturity. If the Notes are not called, we will repay you the principal amount of your Notes in cash only if the Final Basket Level is greater than or equal to the Downside Threshold, and will only make that payment at maturity. If the Notes are not called and the Final Basket Level is less than the Downside Threshold, you will lose some or all of your initial investment in an amount proportionate to the decline in the value of the Basket from the Trade Date to the Final Valuation Date.

♦
The Contingent Repayment of Principal Applies Only at Maturity — If the Notes are not automatically called, you should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, if any, you may have to do so at a loss relative to your initial investment, even if the value of the Basket is above the Downside Threshold.

♦
You May Not Receive any Contingent Coupons —We will not necessarily make periodic Contingent Coupon payments on the Notes. If the Observation Level of the Basket on a Coupon Observation Date is less than the Coupon Barrier, we will not pay you the Contingent Coupon applicable to that Coupon Observation Date. If the Observation Level of the Basket is less than the Coupon Barrier on each of the Coupon Observation Dates, we will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Notes. Accordingly, if we do not pay the Contingent Coupon on the maturity date, you will incur a loss of principal, because the Final Basket Level will be less than the Downside Threshold.

♦
The Call Feature and the Contingent Coupon Feature Limit Your Potential Return — The return potential of the Notes is limited to the pre-specified Contingent Coupon Rate, regardless of the appreciation of the Basket. In addition, the total return on the Notes will vary based on the number of Coupon Observation Dates on which the Contingent Coupon becomes payable prior to maturity or an automatic call. Further, if the Notes are called due to the automatic call feature, you will not receive any Contingent Coupons or any other payment in respect of any Coupon Observation Dates after the applicable Call Settlement Date. Since the Notes could be called as early as 6 months after the issue date of the Notes, the total return on the Notes could be limited. If the Notes are not called, you may be subject to the full downside performance of the Basket even though your potential return is limited to the Contingent Coupon Rate. Generally, the longer the Notes are outstanding, the less likely it is that they will be automatically called due to the decline in the value of the Basket and the shorter time remaining for the value of the Basket to recover. As a result, the return on an investment in the Notes could be less than the return on a direct investment in the Basket Components or on a similar security that allows you to participate in the appreciation of the value of the Basket.

♦
The Contingent Coupon Rate Per Annum Payable on the Notes Will Reflect in Part the Volatility of the Basket, and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity — “Volatility” refers to the frequency and magnitude of changes in the value of the Basket. The greater the volatility of the Basket, the more likely it is that the Observation Level of the Basket could be below the Downside Threshold on the Final Valuation Date. This risk will generally be reflected in a higher Contingent Coupon Rate for the Notes than the rate payable on our conventional debt securities with a comparable term. However, while the Contingent Coupon Rate will be set on the Trade Date, the Basket’s volatility can change significantly over the term of the Notes, and may increase. The value of the Basket could fall sharply as of the Final Valuation Date, which could result in missed Contingent Coupon payments and a significant loss of your principal.

♦
The Notes Are Subject to Reinvestment Risk — The Notes will be called automatically if the Observation Level of the Basket is greater than or equal to the Initial Basket Level on any Call Observation Date (beginning 6 months after the Trade Date). In the event that the Notes are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest your proceeds in an investment comparable to the Notes, you will incur transaction costs and the original issue price for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.
♦
Owning the Notes Is Not the Same as Owning the Basket Components — The return on your Notes may not reflect the return you would realize if you actually owned the Basket Components. As a holder of the Notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of these securities would have, and any such dividends will not be incorporated in the determination of the Underlying Return.

♦
The Notes Are Subject to Our Credit Risk — The Notes are subject to our credit risk, and our credit ratings and credit spreads may adversely affect the market value of the Notes. Investors are dependent on our ability to pay all amounts due on the Notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the Notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

♦
The Notes Will Be Subject to Risks, Including Non-Payment in Full, Under Canadian Bank Resolution Powers - Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation ("CDIC") may, in circumstances where we have ceased, or are about to cease, to be viable, assume temporary control or ownership over us and may be granted broad powers by one or more orders of the Governor in Council (Canada), including the power to sell or dispose of all or a part of our assets, and the power to carry out or cause us to carry out a transaction or a series of transactions the purpose of which is to restructure our business. See “Description of Debt Securities—Canadian Bank Resolution Powers” in the accompanying prospectus for a description of the Canadian bank resolution powers, including the bail-in regime. If the CDIC were to take action under the Canadian bank resolution powers with respect to us, holders of the Notes could be exposed to losses.

♦	The Tax Treatment of the Notes Is Uncertain — Significant aspects of the tax treatment of an investment in the Notes are uncertain. You should consult your tax adviser about your tax situation.
Risks Relating to the Estimated Value of the Notes
♦
The Initial Estimated Value of the Notes Will Be Less than the Price to the Public — The initial estimated value for the Notes that will be set forth in the final pricing supplement for the Notes, will be less than the public offering price you pay for the Notes and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Notes in any secondary market (if any exists) at any time. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the value of the Basket, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to public of our estimated profit and the costs relating to our hedging of the Notes. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than the price to public, as any such sale price would not be expected to include our estimated profit and the costs relating to our hedging of the Notes. In addition, any price at which you may sell the Notes is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the Notes determined for any secondary market price is expected to be based on a secondary market rate rather than the internal borrowing rate used to price the Notes and determine the initial estimated value. As a result, the secondary market price will be less than if the internal borrowing rate was used. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

♦
Our Initial Estimated Value of the Notes Is an Estimate Only, Calculated as of the Time the Terms of the Notes Are Set — The initial estimated value of the Notes is based on the value of our obligation to make the payments on the Notes, together with the mid-market value of the derivative embedded in the terms of the Notes. See “Structuring the Notes” below. Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Notes. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the Notes or similar securities at a price that is significantly different than we do.

The value of the Notes at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the Notes in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Notes and the amount that may be paid at maturity.

Risks Relating to the Secondary Market for the Securities
♦
The Securities Are Expected to Have a Limited Trading Market — The Notes will not be listed on any securities exchange. RBCCM intends to offer to purchase the Notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which RBCCM is willing to buy the Notes.

♦
The Terms of the Notes at Issuance and Their Market Value Prior to Maturity Will Be Influenced by Many Unpredictable Factors — Many economic and market factors will influence the terms of the Notes at issuance and their value prior to maturity. These factors are similar in some ways to those that could affect the value of a combination of instruments that might be used to replicate the payments on the Notes, including a combination of a bond with one or more options or other derivative instruments. For the market value of the Notes, we expect that, generally, the value of the Basket on any day will affect the value of the Notes more than any other single factor. However, you should not expect the value of the Notes in the secondary market to vary in proportion to changes in the value of the Basket. The value of the Notes will be affected by a number of economic and other factors that may either offset or magnify each other, including:

♦	the price of each Basket Component;
♦	the actual and expected volatility of the price of each Basket Component;
♦	the time remaining to maturity of the Notes;
♦	the dividend rates on the Basket Components;
♦	interest and yield rates in the market generally;
♦	a variety of economic, financial, political, regulatory or judicial events;
♦	the occurrence of certain events with respect to each Basket Component that may or may not require an adjustment to the terms of the Notes; and
♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
Some or all of these factors will influence the terms of the Notes at issuance as well as the price you will receive if you choose to sell the Notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell the Notes at a substantial discount from the principal amount if, for example, the value of the Basket is at, below or not sufficiently above, the Downside Threshold.
Risks Relating to the Basket and the Basket Components
♦
Changes in the Value of One Basket Component May Be Offset by Changes in the Value of the Other Basket Components — A change in the value of one Basket Component may not correlate with changes in the value of the other Basket Components. The value of one Basket Component may increase, while the value of the other Basket Components may not increase as much, or may even decrease. Therefore, in determining the value of the Basket as of any time, increases in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases in the value of one or more of the other Basket Components.

♦
There Is No Affiliation Between the Issuer of Each Basket Component and Us, UBS and Our Respective Affiliates, and We Are Not Responsible for any Disclosure by Those Issuers — We, UBS and our respective affiliates are not affiliated with any of the issuers of the Basket Components. However, we, UBS and our respective affiliates may currently, or from time to time in the future engage in business with these issuers. Nevertheless, neither we nor our affiliates assume any responsibilities for the accuracy or the completeness of any information about these issuers. You, as an investor in the Notes, should make your own investigation into the Basket Components. The issuers of the Basket Components are not involved in this offering and have no obligation of any sort with respect to your Notes. These issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦
Historical Prices of Each Basket Component Should Not Be Taken as an Indication of its Future Prices During the Term of the Notes — The trading prices of each Basket Component will determine the value of the Notes at any given time. However, it is impossible to predict whether the price of a Basket Component will rise or fall, trading prices of each Basket Component will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of those stocks, and therefore, the price of that Basket Component.

♦
UBER Has Limited Historical Information – This Basket Component commenced trading in May 2019.  Because this Basket Component has a limited trading history, your investment in the Notes may involve a greater risk than investing in securities linked only to equity securities with a more established record of performance.

♦
There Can Be No Assurance that the Investment View Implicit in the Notes Will Be Successful — It is impossible to predict whether and the extent to which the value of the Basket will rise or fall. The value of the Basket will be influenced by complex and interrelated political, economic, financial and other factors that affect each Basket Component. You should be willing to accept the downside risks of owning equities in general and the Basket Components in particular, and the risk of losing some or all of your initial investment.

Risks Relating to Conflicts of Interest
♦
We and Our Affiliates Will Have Potential Conflicts of Interest in Connection with the Notes — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates — RBCCM, UBS, or their respective affiliates may publish research, express opinions or provide recommendations as to the Basket Components that are inconsistent with investing in or holding the Notes, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of one or more of the Basket Components, and therefore, the market value of the Notes.

♦
Our Activities and Those of UBS May Adversely Affect the Value of the Notes — Trading or transactions by us, UBS or our respective affiliates in the Basket Components, or in futures, options, exchange-traded funds or other derivative products on the Basket Components may adversely affect the market value of the Basket Components and their closing prices, and, therefore, the market value of the Notes.

♦
The Anti-Dilution Protection for Each Basket Component Is Limited — The calculation agent will make adjustments to each Initial Price for certain events affecting the shares of a Basket Component. However, the calculation agent will not be required to make an adjustment in response to all events that could affect a Basket Component. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes and the payments on the Notes may be materially and adversely affected.

Hypothetical Examples
Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.
The following examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Basket relative to the Initial Basket Level. We cannot predict the Final Basket Level. You should not take these examples as an indication or assurance of the expected performance of the Basket. The numbers appearing in the examples and tables below have been rounded for ease of analysis. The following examples and tables illustrate the Payment at Maturity or upon an automatic call per Note on a hypothetical offering of the Notes, based on the following hypothetical assumptions (the actual terms of the Notes are set forth on the cover page of this document):
Principal Amount:	$10.00
Term:	Approximately 2 years
Hypothetical Contingent Coupon Rate:	At least 9% per annum (or 2.25% per quarter, representing the minimum amount set forth on the cover page)
Hypothetical Contingent Coupon*:	$0.225 per quarter
Coupon Observation Dates:	Quarterly
Call Observation Dates:	Quarterly (callable after 6 months)
Initial Basket Level:	100.00
Coupon Barrier:	75.00 (which is 75% of the Initial Basket Level)
Downside Threshold:	75.00 (which is 75% of the Initial Basket Level)

* Contingent Coupon payments, if payable, will be paid in equal quarterly installments during the term of the Notes unless earlier called.
Scenario #1: Notes Are Called on the Second Coupon Observation Date (which is the first Call Observation Date).
Date	Closing Price	Payment (per Note)
First Coupon Observation Date	80.00 (at or above Coupon Barrier; below Initial Basket Level)	$0.225 (Contingent Coupon – not callable)
Second Coupon Observation Date	105.00 (at or above Coupon Barrier and Initial Basket Level)	$10.225 (Call Settlement Amount)
Since the Notes are called on the second Coupon Observation Date, we will pay you on the Call Settlement Date a total of $10.225 per Note, reflecting your principal amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payment of $0.225 received in respect of the prior Coupon Observation Date, we will have paid you a total of $10.45 per Note, for a 4.50% total return on the Notes. No further amount will be owed to you under the Notes.
Scenario #2: Notes Are NOT Called and the Final Basket Level Is at or Above the Downside Threshold.
Date	Closing Price	Payment (per Note)
First Coupon Observation Date	95.00 (at or above Coupon Barrier; below Initial Basket Level)	$0.225 (Contingent Coupon – not callable)
Second Coupon Observation Date	63.00 (below Coupon Barrier)	$0.00 (not called)
Third Coupon Observation Date	60.00 (below Coupon Barrier)	$0.00 (not called)
Fourth Coupon Observation Date	55.00 (below Coupon Barrier)	$0.00 (not called)
Fifth to Seventh Coupon Observation Dates	Various (each at or above Coupon Barrier; below Initial Basket Level)	$0.675 (3 Contingent Coupon payments of $0.225 – not called)
Final Valuation Date	85.00 (at or above Downside Threshold and Coupon Barrier; below Initial Basket Level)	$10.225 (Payment at Maturity)

	Total Payment:	$11.125 (11.25% return)
At maturity, we will pay you a total of $10.225 per Note, reflecting your principal amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payments received in respect of prior Coupon Observation Dates, we will have paid you a total of $11.125 per Note, for an 11.125% total return on the Notes.

Scenario #3: Notes Are NOT Called and the Final Basket Level Is Below the Downside Threshold
Date	Closing Price	Payment (per Note)
First Coupon Observation Date	85.00 (at or above Coupon Barrier; below Initial Basket Level)	$0.225 (Contingent Coupon – not callable)
Second Coupon Observation Date	90.00 (at or above Coupon Barrier; below Initial Basket Level)	$0.225 (Contingent Coupon – not called)
Third Coupon Observation Date	95.00 (at or above Coupon Barrier; below Initial Basket Level)	$0.225 (Contingent Coupon – not called)
Fourth Coupon Observation Date	50.00 (below Coupon Barrier; below Initial Basket Level)	$0.00 (not called)
Fifth to Seventh Coupon Observation Dates	Various (each below Coupon Barrier; below Initial Basket Level)	$0.00 (not called)
Final Valuation Date	30.00 (below Downside Threshold and Coupon Barrier)	$10.00 + [$10.00 × Underlying Return] = $10.00 + [$10.00 × -70%] = $10.00 - $7.00 = $3.00 (Payment at Maturity)

	Total Payment:	$3.675 (-63.25% return)

Since the Notes are not called and the Final Basket Level is below the Downside Threshold, we will pay you at maturity $3.00 per Note. When added to the Contingent Coupon payments of $0.675 received in respect of prior Coupon Observation Dates, we will have paid you $3.675 per Note, for a loss on the Notes of 63.25%.

The Notes differ from ordinary debt securities in that, among other features, we are not necessarily obligated to repay the full amount of your initial investment. If the Notes are not called on any Call Observation Date, you may lose some or all of your initial investment. Specifically, if the Notes are not called and the Final Basket Level is less than the Downside Threshold, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the Underlying Return is less than zero.
Any payment on the Notes, including payments in respect of an automatic call, Contingent Coupon or any repayment of principal provided at maturity, is dependent on our ability to satisfy our obligations when they come due. If we are unable to meet our obligations, you may not receive any amounts due to you under the Notes.

What Are the Tax Consequences of the Notes?
U.S. Federal Income Tax Consequences
The following, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a general description of the material U.S. federal income tax consequences relating to an investment in the Notes. The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement no. UBS-TACYN-1, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Notes.
In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Notes as callable pre-paid cash-settled contingent income-bearing derivative contracts linked to the Basket Components for U.S. federal income tax purposes, and the terms of the Notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the Contingent Coupons is uncertain, we intend to take the position, and the following discussion assumes, that such Contingent Coupons (including any coupon paid on or with respect to the call or maturity date) constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the Notes are treated as described above, subject to the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code, a U.S. holder should generally recognize capital gain or loss upon the call, sale or maturity of the Notes in an amount equal to the difference between the amount a holder receives at such time (other than amounts properly attributable to any Contingent Coupon, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the Notes. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations.
Alternative tax treatments are also possible and the Internal Revenue Service (the “IRS”) might assert that a treatment other than that described above is more appropriate. In addition, the IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Notes.
Under Section 871(m) of the Internal Revenue Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on our determination that the Notes are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Basket Components or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Basket Components or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
The accompanying product prospectus supplement notes that FATCA withholding on payments of gross proceeds from a sale or redemption of the Notes will only apply to payments made after December 31, 2018. That discussion is modified to reflect regulations proposed by the U.S. Treasury Department that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.
Canadian Federal Income Tax Consequences
For a discussion of the material Canadian federal income tax consequences relating to an investment in the Notes, please see the section entitled "Tax Consequences—Canadian Taxation" in the accompanying prospectus, which you should carefully review prior to investing in the Notes.

Information About the Basket
Information filed with the SEC relating to each Basket Component under the Securities Exchange Act of 1934, as amended, can be obtained through the SEC’s website at http://www.sec.gov. In addition, information regarding the Basket Components may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not participated in the preparation of, or verified, such publicly available information. None of the forgoing documents or filings are incorporated by reference in, and should not be considered part of, this document.
The following information regarding the Basket Components is derived from publicly available information.
We have not independently verified the accuracy or completeness of reports filed by the Basket Components with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Basket Components should not be taken as an indication of its future performance, and no assurance can be given as to the market price of the Basket Components at any time during the term of the Notes.  We cannot give you assurance that the performance of the Basket Components will not result in the loss of all or part of your investment.
Popular, Inc. (“BPOP”)
Popular, Inc. is a bank holding company that provides commercial banking services through branches in Puerto Rico, the British Virgin Islands, the Dominican Republic and the U.S. mainland. The company also provides mortgage and consumer finance, lease financing, investment banking, broker and dealer activities, retail financial services and automated tellers. The company’s common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “BPOP.”
Citigroup Inc. (“C”)
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers. The company’s services include investment banking, retail brokerage, corporate banking and cash management products and services. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “C.”
Devon Energy Corporation (“DVN”)
Devon Energy Corporation is an independent energy company involved primarily in oil and gas exploration, development and production, the transportation of oil, gas and NGLs and the processing of natural gas. The company also has marketing and midstream operations primarily in North America that include gas, crude oil and NGLs. The company’s common stock is listed on the NYSE under the ticker symbol “DVN.”
DexCom, Inc. (“DXCM”)
DexCom, Inc. is a medical device company focused on the design and development of continuous glucose monitoring systems for people with diabetes. The company has developed a small implantable device that continuously measures glucose levels in subcutaneous tissue just under the skin and a small external receiver to which the sensor transmits glucose levels at specified intervals. The company’s common stock is listed on the Nasdaq under the ticker symbol “DXCM.”
FedEx Corporation (“FDX”)
FedEx Corporation delivers packages and freight through an integrated global network. The company provides worldwide express delivery, ground small-parcel delivery, less-than-truckload freight delivery, supply chain management services, customs brokerage services and trade facilitation and electronic commerce solutions. The company’s common stock is listed on the NYSE under the ticker symbol “FDX.”
General Electric Company (“GE”)
General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, household appliances, medical imaging, business and consumer financing and industrial products. The company’s common stock is listed on the NYSE under the ticker symbol “GE.”

Generac Holdings Inc. (“GNRC”)
Generac Holdings Inc. manufactures automatic, stationary standby and portable generators. The company offers generators to serve the residential, commercial, industrial and telecommunications markets. The company’s common stock is listed on the NYSE under the ticker symbol “GNRC.”
L Brands, Inc. (“LB”)
L Brands, Inc. sells women's apparel and beauty products. The company offers various products including women's apparel, women's lingerie, beauty and personal care products, home fragrances and other related products and accessories. The company’s common stock is listed on the NYSE under the ticker symbol “LB.”
United Airlines Holdings, Inc. (“UAL”)
United Airlines Holdings, Inc., through its subsidiaries, provides air transportation services. The company owns and manages airlines that transport people and cargos. The company’s common stock is listed on the Nasdaq under the ticker symbol “UAL.”
Uber Technologies, Inc. (“UBER”)
Uber Technologies, Inc. provides ride hailing services. The company develops applications for road transportation, navigation, ride sharing and payment processing solutions. The company’s common stock is listed on the NYSE under the ticker symbol “UBER.”

Historical Information
The graph below illustrates the performance of BPOP from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of C from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of DVN from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of DXCM from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of FDX from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

The graph below illustrates the performance of GE from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

Historical Information
The graph below illustrates the performance of GNRC from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

Historical Information
The graph below illustrates the performance of LB from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

Historical Information
The graph below illustrates the performance of UAL from June 2, 2011 to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

Historical Information
The graph below illustrates the performance of UBER from May 10, 2019 (the date that it commenced trading) to June 2, 2021.

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HISTORICAL PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.
Source: Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.

While actual historical information on the Basket will not exist before the Trade Date, the following graph sets forth the hypothetical historical daily performance of the Underlying from May 10, 2019 (the date that UBER commenced trading) through June 2, 2021.  The graph is based upon actual daily historical closing prices of the Basket Equities and a hypothetical basket level of 100.00 as of May 9, 2019. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the Notes may be. Any hypothetical historical upward or downward trend in the level of the Underlying shown below is not an indication that the level of the Basket is more or less likely to increase or decrease at any time over the term of the Notes.

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Supplemental Plan of Distribution (Conflicts of Interest)
We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus.
All sales of the Notes will be made to certain fee-based advisory accounts for which UBS is an investment advisor and UBS will act as placement agent. The purchase price will be $10.00 per Note, and UBS will forgo any commissions related to these sales. Investors that purchase and hold the Notes in fee-based advisory accounts will pay advisory fees to UBS based on the amount of assets held in those accounts.
We expect to deliver the Notes on a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Notes in the secondary market, but it is not required to do so.
We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” in the accompanying product prospectus supplement no. UBS-TACYN-1.
The value of the Notes shown on your account statement may be based on RBCCM’s estimate of the value of the Notes if RBCCM or another of our affiliates were to make a market in the Notes (which it is not obligated to do). That estimate will be based upon the price that RBCCM may pay for the Notes in light of then prevailing market conditions, our creditworthiness and transaction costs. If so specified in the pricing supplement related to the Notes, for a period of approximately 1 month after the issue date of the Notes, the value of the Notes that may be shown on your account statement may be higher than RBCCM’s estimated value of the Notes at that time. This is because the estimated value of the Notes will not include our hedging costs and profits; however, the value of the Notes shown on your account statement during that period may be a higher amount, potentially reflecting the addition of our estimated costs and profits from hedging the Notes. Any such excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Notes, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Notes that we repurchase and our negotiated arrangements from time to time with UBS.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated September 7, 2018.
Each of RBCCM, UBS and any other broker-dealer offering the Notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Notes to, any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or the U.K. has been prepared, and therefore, offering or selling the Notes or otherwise making them available to any retail investor in the EEA or the U.K. may be unlawful under the PRIIPs Regulation.

Structuring the Notes
The Notes are our debt securities, the return on which is linked to the performance of the Basket. As is the case for all of our debt securities, including our structured notes, the economic terms of the Notes reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Notes at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. Using this relatively lower implied borrowing rate rather than the secondary market rate is a factor that is likely to result in a higher initial estimated value of the Notes at the time their terms are set than if the secondary market rate was used. Unlike the estimated value that will be set forth on the cover page of the final pricing supplement relating to the Notes, any value of the Notes determined for purposes of a secondary market transaction may be based on a different borrowing rate, which may result in a lower value for the Notes than if our initial internal borrowing rate were used.
In order to satisfy our payment obligations under the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Basket, and the tenor of the Notes. The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate is a factor that reduces the economic terms of the Notes to you. The initial offering price of the Notes also reflects our estimated hedging costs. These factors result in the initial estimated value for the Notes on the Trade Date being less than their public offering price. See “Key Risks—The Initial Estimated Value of the Notes Will Be Less than the Price to the Public” above.
Terms Incorporated in Master Note
The terms appearing above under the caption “Indicative Terms of the Notes” and the provisions in the accompanying product prospectus supplement no. UBS-TACYN-1 dated October 3, 2018 under the caption “General Terms of the Notes” are incorporated into the master note issued to DTC, the registered holder of the Notes.